Exhibit 99.1

KMG Chemicals, Inc. 9555 W. Sam Houston Parkway South Suite 600 Houston, TX 77099 USA

KMG Reports Third Quarter 2014 Financial Results

HOUSTON, Texas—(BUSINESS WIRE)—June 6, 2014—KMG Chemicals, Inc. (NYSE: KMG), a global provider of specialty chemicals to select markets, today announced financial results for the fiscal 2014 third quarter ended April 30, 2014.

2014 Third Quarter Financial Review

•	Net sales were $84.4 million, an increase of 40.9% from last year’s third quarter. The sales increase reflected the addition of the Ultra Pure Chemicals (UPC) business, acquired in May 2013.

•	Adjusted EBITDA[1] was $7.6 million, compared to $6.3 million last year. Third quarter fiscal 2014 adjusted EBITDA excludes $1.4 million of restructuring charges and integration expenses.

•	Adjusted diluted EPS[2], which excludes restructuring charges and integration expenses, was $0.20, as compared to $0.25 in last year’s third quarter.

•	GAAP earnings per share was $0.11 vs. EPS of $0.25 reported in the same period a year ago.

Chris Fraser, KMG chairman and chief executive officer, said, “In our third quarter we continued to make progress on the integration of the UPC business and strategic manufacturing realignment of our global Electronic Chemicals operations. Most notably, we ceased manufacturing at the Fremont, California facility and successfully shifted production to our other North American locations. Meanwhile, the consolidation of our European operations remains on schedule and we are working closely with our customers on the necessary product qualifications and approvals as we transition production to alternate sites in Europe. We continue to expect these initiatives will generate enduring operating efficiencies and will strengthen our position as the world’s leading supplier of high purity process chemicals to the global semiconductor industry.

Mr. Fraser continued, “Although our Electronic Chemicals sales were somewhat lower than we expected in the third quarter, I am pleased with the improvement in the profitability of our Wood Treating Chemicals segment relative to the second quarter. While our creosote business continues to face challenging market dynamics, we are responding by lowering our supply chain costs and continually looking to reduce operating expenses. As a result, our adjusted earnings per share improved to $0.20, from $0.12 in the second quarter.”

[1]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[2]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Phone: 713-600-3800 • Fax: 713-600-3850

www.kmgchemicals.com • NYSE: KMG

Third Quarter Results

Dollars in thousands, except EPS	Fiscal 2014		Fiscal 2013
(unaudited)
	Adjusted	As Reported	Adjusted	As Reported
	(non-GAAP)	(GAAP)	(non-GAAP)	(GAAP)
Net Sales	$84,437	$84,437	$59,929	$59,929
Operating Income	4,333	2,914	4,435	4,355
Operating Margin	5.1%	3.5%	7.4%	7.3%
Net Income	2,388	1,226	2,917	2,865
Diluted EPS	$0.20	$0.11	$0.25	$0.25

Electronic Chemicals

Third Quarter Results

Dollars in thousands	Fiscal 2014		Fiscal 2013
	Adjusted	As Reported	As Reported
	(non-GAAP)	(GAAP)	(GAAP)
Net Sales	$61,542	$61,542	$36,333
Operating Income	3,429	3,175	2,978
Operating Margin	5.6%	5.2%	8.2%

For the third fiscal quarter, the Electronic Chemicals segment reported:

•	Sales of $61.5 million, up from $36.3 million in the same period a year ago. The increase in sales reflected the addition of the UPC business. Electronic Chemicals sales represented 73% of consolidated second quarter sales.

•	Adjusted EBITDA[3] of $6.5 million, compared to $4.7 million last year.

•	Depreciation and amortization expense of $3.2 million, compared to $1.7 million last year.

•	Adjusted operating income[4] of $3.4 million vs. $3.0 million in the same period of fiscal 2013. Fiscal 2014 third quarter adjusted operating income excludes $254,000 of integration expenses. Electronic Chemicals segment adjusted operating income also excludes restructuring expenses, which are included under corporate operating income (loss).

•	GAAP operating margin of 5.2% vs. 8.2% in the previous year. Excluding the impact of integration expenses, adjusted operating margin was 5.6%. The difference from the prior year was primarily due to increased depreciation and amortization expenses.

[3]	Non-U.S. GAAP measure. See Table 1 for reconciliation.
[4]	Non-U.S. GAAP measure. See Table 2 for reconciliation.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Wood Treating Chemicals

Third Quarter Results

Dollars in thousands	Fiscal 2014	Fiscal 2013
	As Reported	As Reported
	(GAAP)	(GAAP)
Net Sales	$22,851	$23,525
Operating Income	2,092	2,546
Operating Margin	9.2%	10.8%

For the third fiscal quarter, the Wood Treating Chemicals segment reported:

•	Sales of $22.9 million, down 2.9% from $23.5 million in the same period a year ago. Sales declined primarily due to lower penta sales volume, partially offset by an increase in sales to the rail tie treating market. Wood Treating Chemicals sales represented 27% of consolidated third quarter sales.

•	EBITDA[5] of $2.2 million, down from $2.7 million last year.

•	Operating income of $2.1 million, or 9.2% of sales, compared to $2.5 million, or 10.8% of sales, last year. The decrease in operating income was due to lower sales and a less favorable product mix.

Outlook

•	Fiscal 2014 consolidated net sales are forecast to approximate $350 million, benefiting from the acquisition of the UPC business.

•	Fiscal 2014 depreciation and amortization expense is forecast at less than $15 million. In addition to this amount, the company expects to incur approximately $3 million in non-cash restructuring charges, representing accelerated depreciation expense related to the closure of the Fremont facility and cessation of manufacturing operations in Milan.

•	Excluding non-cash accelerated depreciation expense, cumulative restructuring charges in fiscal 2014 and fiscal 2015 are forecast to total $7-9 million. Starting in fiscal 2015, benefits to operating income resulting from the restructuring of $6-8 million on an annualized basis are forecast. In addition, incremental capital expenditures of approximately $2 million are expected to be incurred to accomplish these plans.

[5]	Non-U.S. GAAP measure. See Table 1 for reconciliation.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Conference call

Date: Friday, June 6, 2014

Time: 10:00 am EDT

Dial in: 877-546-5019 or 857-244-7551

Participant passcode: 84116909

The conference call will be webcast live via the “Investors” section of the Company’s website at http://kmgchemicals.com.

If you are unable to listen live, the conference call will be archived on the KMG website. A telephone replay of the call will also be available for one week, starting at 2:00 p.m. EDT on June 6, 2014. To access the call, dial 888-286-8010 or 617-801-6888 using participant passcode 95516291.

About KMG

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to select markets. The Company grows by acquiring and optimizing stable chemical product lines and businesses with established production processes. Its current operations are focused on the electronic and industrial wood treatment chemical markets. For more information, visit the Company’s website at http://kmgchemicals.com.

The information in this news release includes certain forward-looking statements that are based upon assumptions that in the future may prove not to have been accurate and are subject to significant risks and uncertainties, including statements as to the future performance of the company. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations or any of its forward-looking statements will prove to be correct. Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, product development acceptance, the impact of competitive services and pricing and general economic risks and uncertainties.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(In thousands, except for per share amounts)

	Three Months Ended
	April 30,
	2014	2013
Net sales	$84,437	$59,929
Cost of sales	59,672	43,596

Gross profit	24,765	16,333

Distribution expenses	11,975	6,399
Selling, general and administrative expenses	8,815	5,579
Restructuring charges[1]	1,061	—

Operating income	2,914	4,355
Other income (expense)
Interest expense, net	(926)	(388)
Other, net	(105)	(49)

Total other expense, net	(1,031)	(437)

Income from continuing operations before income taxes	1,883	3,918
Provision for income taxes	(657)	(1,026)

Income from continuing operations	1,226	2,892

Discontinued operations
Loss from discontinued operations, before income taxes	—	(33)
Income tax benefit	—	6

Loss from discontinued operations	—	(27)
Net income	$1,226	$2,865

Earnings per share:
Basic
Income from continuing operations	$0.11	$0.25
Loss from discontinued operations	—	—

Net income	$0.11	$0.25

Diluted
Income from continuing operations	$0.11	$0.25
Loss from discontinued operations	—	—

Net income	$0.11	$0.25

Weighted average shares outstanding:
Basic	11,634	11,513
Diluted	11,673	11,580

[1]	Restructuring charges include $949,000 of accelerated depreciation expense related to the closure of the Fremont facility and cessation of manufacturing in Milan.

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except for share and per share amounts)

	April 30,	July 31,
	2014	2013
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$19,402	$13,949
Accounts receivable
Trade, net of allowances of $211 at April 30, 2014 and $224 at July 31, 2013	40,651	41,935
Other	3,832	4,210
Inventories, net	46,636	53,387
Current deferred tax assets	631	1,400
Prepaid expenses and other	3,406	3,955

Total current assets	114,558	118,836

Property, plant and equipment, net	95,175	96,688
Deferred tax assets	991	1,069
Goodwill	11,110	10,929
Intangible assets, net	28,803	29,261
Restricted cash	1,000	1,000
Other assets, net	4,419	4,232

Total assets	$256,056	$262,015

Liabilities & stockholders’ equity
Current liabilities
Accounts payable	$32,052	$35,492
Accrued liabilities	16,540	10,351
Current maturities of long-term debt	20,000	—

Total current liabilities	68,592	45,843

Long-term debt, net of current maturities	52,000	85,000
Deferred tax liabilities	10,683	11,462
Other long-term liabilities	2,666	2,470

Total liabilities	133,941	144,775

Commitments and contingencies
Stockholders’ equity
Preferred stock, $.01 par value, 10,000,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 40,000,000 shares authorized, 11,635,636 shares issued and outstanding at April 30, 2014 and 11,522,321 shares issued and outstanding at July 31, 2013	116	115
Additional paid-in capital	28,492	26,689
Accumulated other comprehensive income (loss)	1,776	(2,504)
Retained earnings	91,731	92,940

Total stockholders’ equity	122,115	117,240

Total liabilities and stockholders’ equity	$256,056	$262,015

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

KMG CHEMICALS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine Months Ended
	April 30,
	2014	2013
Cash flows from operating activities
Net income (loss)	$(166)	$8,625
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	10,422	5,407
Non-cash restructuring charges	1,720	—
Amortization of loan costs included in interest expense	45	34
Stock-based compensation expense	1,777	455
Bad debt expense	89	78
Allowance for excess and obsolete inventory	33	(340)
(Gain)/loss on disposal of property	(14)	59
Loss on sale of animal health business	—	57
Deferred income taxes	751	783
Tax benefit from stock-based awards	(328)	(569)
Changes in operating assets and liabilities
Accounts receivable — trade	1,906	2,229
Accounts receivable — other	538	(3,339)
Inventories	7,277	(3,268)
Other current and non-current assets	389	(1,819)
Accounts payable	(3,916)	1,309
Accrued liabilities and other	5,383	(158)

Net cash provided by operating activities	25,906	9,543

Cash flows from investing activities
Additions to property, plant and equipment	(7,133)	(3,785)
Disposals of property, plant and equipment	39	—

Net cash used in investing activities	(7,094)	(3,785)

Cash flows from financing activities
Net payments under revolving credit agreement	(13,000)	(2,000)
Proceeds from exercise of stock options	—	70
Tax benefit from stock-based awards	328	569
Payment of dividends	(1,043)	(1,032)

Net cash used in financing activities	(13,715)	(2,393)

Effect of exchange rate changes of cash	356	100

Net increase (decrease) in cash and cash equivalents	5,453	3,465
Cash and cash equivalents at beginning of period	13,949	1,633

Cash and cash equivalents at end of period	$19,402	$5,098

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Reconciliation of non-GAAP financial measures to GAAP financial measures

KMG provides non-GAAP financial information to complement reported GAAP results. KMG believes that analysis of our financial performance would be enhanced by an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding expenses related to the integration and restructuring of the UPC business and CEO transition expenses from current results will allow for more accurate comparisons of our operating performance. KMG intends to continue to provide certain non-GAAP financial information and the appropriate reconciliation to GAAP in its financial results. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, U.S. GAAP measures of performance.

Table 1

RECONCILIATION OF OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(In thousands)

	Electronic	Wood Treating
Three Months Ended April 30, 2014	Chemicals	Chemicals	Corporate	Total
Operating Income	3,175	2,092	(2,353)	2,914
Other income (expense)	(81)	24	(48)	(105)
Depreciation and amortization	3,202	104	104	3,410

EBITDA	6,296	2,220	(2,297)	6,219
Non-cash restructuring charges	—	—	949	949
Acquisition and integration expenses	254	—	104	358
Restructuring charges, excluding depreciation and amortization	—	—	112	112

Adjusted EBITDA	6,550	2,220	(1,132)	7,638

	Electronic	Wood Treating
Nine Months Ended April 30, 2014	Chemicals	Chemicals	Corporate	Total
Operating Income	9,508	5,708	(10,850)	4,366
Other income (expense)	(385)	(7)	(148)	(540)
Depreciation and amortization	9,794	300	328	10,422

EBITDA	18,917	6,001	(10,670)	14,248
Non-cash restructuring charges	—	—	1,720	1,720
Acquisition and integration expenses	914	—	104	1,018
CEO Transition costs	—	—	1,280	1,280
Restructuring charges, excluding depreciation and amortization	—	—	3,372	3,372

Adjusted EBITDA	19,831	6,001	(4,194)	21,638

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Table 1 (continued)

(In thousands)

	Electronic	Wood Treating
Three Months Ended April 30, 2013	Chemicals	Chemicals	Corporate	Total
Operating Income	2,978	2,546	(1,169)	4,355
Other income (expense)	(38)	11	(22)	(49)
Depreciation and amortization	1,665	102	136	1,903

EBITDA	4,605	2,659	(1,055)	6,209
Acquisition and integration expenses	80	—	—	80

Adjusted EBITDA	4,685	2,659	(1,055)	6,289

	Electronic	Wood Treating
Nine Months Ended April 30, 2013	Chemicals	Chemicals	Corporate	Total
Operating Income	10,479	8,132	(3,956)	14,655
Other income (expense)	(134)	40	(80)	(175)
Depreciation and amortization	4,754	314	339	5,407

EBITDA	15,099	8,486	(3,697)	19,887
Acquisition and integration expenses	1,400	—	—	1,400

Adjusted EBITDA	16,499	8,486	(3,697)	21,287

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG

Table 2

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Third Quarter Fiscal 2014
Dollars in thousands, except EPS	KMG Chemicals, Inc.
				Diluted
	Operating		Net	Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$4,333	5.1%	$2,388	$0.20
Restructuring charges	(1,061)	(1.2%)	(691)	($0.06)
Restructuring income tax expense	—	0.0%	(238)	($0.02)
Acquisition & integration expenses	(358)	(0.4%)	(233)	($0.01)

GAAP measure	$2,914	3.5%	$1,226	$0.11

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$3,429	5.6%	$2,092	9.2%
Integration expenses	(254)	(0.4%)	—	0.0%

GAAP measure	$3,175	5.2%	$2,092	9.2%

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Third Quarter Fiscal 2013
Dollars in thousands, except EPS	KMG Chemicals, Inc.
				Diluted
	Operating		Net	Earnings
	Income	Margin	Income	Per Share
Non-GAAP measure	$4,435	7.4%	$2,917	$0.25
Acquisition expenses	(80)	(0.1%)	(52)	—

GAAP measure	$4,355	7.3%	$2,865	$0.25

	Electronic Chemicals		Wood Treating Chemicals
	Operating		Operating
	Income	Margin	Income	Margin
Non-GAAP measure	$2,978	8.2%	$2,546	10.8%
Integration expenses	—	0.0%	—	0.0%

GAAP measure	$2,978	8.2%	$2,546	10.8%

Source: KMG Chemicals, Inc.

KMG Chemicals, Inc.

Eric Glover, 713-600-3865

Investor Relations Manager

eglover@kmgchemicals.com

Main: 713-600-3800 — Fax: 713-600-3850

www.kmgchemicals.com — NYSE: KMG